UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

August 28, 2006

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13647 (Commission File Number)	73-1356520 (I.R.S. Employer Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Dollar Thrifty Automotive Group, Inc., a Delaware corporation (the “Company”), entered into a Retirement and Separation Agreement (the “Agreement”) with Donald M. Himelfarb, Chief Administrative Officer of the Company (the “Officer”), which became effective and enforceable against the Company and the Officer on August 28, 2006. As previously disclosed on Form 8-K filed on August 8, 2006, the Officer will step down from his current position of Chief Administrative Officer on September 1, 2006, but will continue to serve in a transitional role through December 31, 2006.

Under Section 3 of the Agreement, the Officer will continue to receive his base salary and associated benefits during the transition period of September 1, 2006 through December 31, 2006. Following the retirement date of December 31, 2006 (the “Retirement Date”) and in early 2007, the Officer will receive a lump sum payment equal to sixty-eight weeks of salary at his base rate of pay, payments earned under the 2006 annual executive incentive compensation program, payments under the Company’s deferred compensation plan, non-forfeited target performance shares granted pursuant to the Company’s long-term incentive plan and director equity plan, and other executive benefits following the Retirement Date, each as described in Section 4 of the Agreement.

There are non-solicitation provisions relating to the Company’s employees and non-competition provisions included under Section 5 of the Agreement.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.120 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit No.	Description

10.120	Retirement and Separation Agreement by and between Donald M. Himelfarb and Dollar Thrifty Automotive Group, Inc. effective and enforceable on August 28, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

September 1, 2006	By:	/s/ STEVEN B. HILDEBRAND
Steven B. Hildebrand
Senior Executive Vice President, Chief Financial
Officer, Principal Financial Officer and Principal
Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.120	Retirement and Separation Agreement by and between Donald M. Himelfarb and Dollar Thrifty Automotive Group, Inc. effective and enforceable on August 28, 2006

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